Exhibit 32.1

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not deemed to be filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the combined Quarterly Report on Form 10-Q accompanying this statement.

The undersigned, the Chief Executive Officer and the Executive Vice President and Chief Financial Officer of XM Satellite Radio Holdings Inc. (“Holdings”) and XM Satellite Radio Inc. (“Inc.”), each hereby certifies that, to his knowledge on the date hereof:

(a)	the combined report on Form 10-Q of Holdings and Inc. for the period ended September 30, 2006 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Holdings and Inc.

XM SATELLITE RADIO HOLDINGS INC.

XM SATELLITE RADIO INC.

(Registrants)

Date: November 9, 2006	/s/ HUGH PANERO
Hugh Panero Chief Executive Officer

Date: November 9, 2006	/s/ JOSEPH J. EUTENEUER
Joseph J. Euteneuer Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Holdings and Inc. and will be retained by Holdings and Inc. and furnished to the Securities and Exchange Commission or its staff upon request.